Exhibit (d)(xxiv)

April 26, 2019

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair Investment Management, LLC proposes to amend the Management Agreement to reduce the management fee effective May 1, 2019 as follows:

(A) for the Large Cap Growth Fund, from 0.70% of average daily net assets to 0.60% of average daily net assets;

(B) for the Mid Cap Growth Fund, from 0.95% of average daily net assets to 0.90% of average daily net assets;

(C) for the Small-Mid Cap Value Fund, from 1.00% of average daily net assets to 0.95% of average daily net assets;

(D) for the Global Leaders Fund, from 0.95% of average daily net assets to 0.85% of average daily net assets; and

(E) for the International Leaders Fund, from 0.90% of average daily net assets to 0.85% of average daily net assets.

Attached hereto is amended Appendix A to the Management Agreement to reflect the appropriate management fees for the Large Cap Growth Fund, Mid Cap Growth Fund, Small-Mid Cap Value Fund, Global Leaders Fund and International Leaders Fund.

By signing below William Blair Investment Management, LLC acknowledges that this amendment to the Management Agreement may be enforced against it.

[Signature page follows]

Exhibit (d)(xxiv)

WILLIAM BLAIR FUNDS

By: /s/ Colette M. Garavalia
Name: Colette M. Garavalia
Title: Treasurer, William Blair Funds

Accepted this 26th day of April, 2019. WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By: /s/ Arthur J. Simon
Name: Arthur J. Simon
Title: Partner & General Counsel

Exhibit (d)(xxiv)

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.60% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $2.25 billion of average daily net assets; plus

0.975% of the next $2.5 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

1.10% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Fund

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

Exhibit (d)(xxiv)

William Blair International Developed Plus Fund:

0.90% of average daily net assets

William Blair Institutional International Developed Plus Fund:

0.90% of the first $500 million of average daily net assets; plus

0.85% of the next $500 million of average daily net assets; plus

0.80% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.90% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair Small-Mid Cap Value Fund:

0.95% of average daily net assets

William Blair International Leaders Fund:

0.85% of average daily net assets